UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SYNCORA HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SYNCORA HOLDINGS LTD.
Canon’s Court, 22 Victoria Street
Hamilton, HM 12, Bermuda

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF SYNCORA HOLDINGS LTD.

Hamilton, Bermuda

January 14, 2009

TO THE HOLDERS OF COMMON SHARES OF SYNCORA HOLDINGS LTD.:

Notice is hereby given that a special general meeting of the holders of common shares (the “Shareholders”) of Syncora Holdings Ltd. (the “Company”) will be held at the Company’s offices at 1221 Avenue of the Americas, 31st Floor, New York, NY 10020 on February 9, 2009, at 10 a.m. local time, for the following purposes:

1.	To approve an amendment to bye-law 3 of the Company’s bye-laws (the “Bye- Laws”) so that the Chief Executive Officer need not serve as a Director of the Company;

2.	To approve an amendment to bye-law 19 of the Bye-Laws so that remuneration and benefits of Directors will be determined by the Nominating & Governance Committee;

3.	To approve amendments to bye-laws 1, 18, 27, 38, 44, 45 and 81 of the Bye-Laws to remove references to the XL Group to reflect that XL Capital Ltd is no longer a shareholder of the Company;

4.	To approve amendments to bye-laws 38, 44, 45 and 60 of the Bye-Laws to transfer certain of the original rights of the XL Group under the Bye-Laws to CCRA Purpose Trust (the “SCA Shareholder Entity”);

5.	To approve an amendment to bye-law 36 of the Bye-Laws to prohibit shareholders of the Company from adopting resolutions by written consent;

6.	To approve an amendment to bye-law 50 of the Bye-Laws to allow the Company to hold its own shares, i.e., treasury shares;

7.	To approve amendments to bye-laws 3, 53 and 78 of the Bye-Laws to eliminate the requirement that certain deeds and other instruments be executed under the company seal;

8.	To approve amendments to bye-laws 75 and 77 of the Bye-Laws to specify certain documents to which the notice provisions apply, the methods and time periods for delivery and the proof of such delivery;

9.

To approve an amendment to bye-law 60 of the Bye-Laws to impose a mandatory restriction on the transfer of the Company’s equity securities such that no person or group may become a “Five-Percent Shareholder” as therein defined and no existing “Five-Percent Shareholder” may increase its stock ownership;

10.

To approve amendments to bye-laws 31 and 60 to remove references to the Company having to meet the requirements of the New York Stock Exchange in connection with the delisting of the Company by the New York Stock Exchange; and

11.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company recommends a vote FOR Items 1 through 10.

Only Shareholders of record, as shown by the transfer books of the Company at the close of business on December 15, 2008, are entitled to receive notice of and to vote at the special general meeting. The proxy statement and accompanying materials are first being mailed to Shareholders on January 14, 2009.

YOU MAY VOTE YOUR PROXY BY TELEPHONE, INTERNET OR MAIL AS DIRECTED ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY ALSO ATTEND

THE MEETING AND VOTE IN PERSON. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED PURSUANT TO THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1 THROUGH 10 IN THE PROXY.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 9, 2009:

•	The proxy statement is available at meetings.syncora.com.

By Order of The Board of Directors,

/s/ Tom Currie
Tom Currie
Secretary

SYNCORA HOLDINGS LTD.

PROXY STATEMENT
FOR
THE SPECIAL GENERAL MEETING OF HOLDERS OF COMMON SHARES
TO BE HELD ON FEBRUARY 9, 2009

IMPORTANT INFORMATION ABOUT THE SPECIAL GENERAL MEETING
AND PROXY PROCEDURES

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Syncora Holdings Ltd. (the “Company”) to be voted at the special general meeting (“Special General Meeting”) of holders of the Company’s common shares (the “Shareholders” and the “Shares,” respectively) to be held on February 9, 2009, beginning at 10 a.m. local time, at the Company’s offices at 1221 Avenue of the Americas, 31st Floor, New York, NY 10020, and any adjournments thereof. This proxy statement and the accompanying materials are first being mailed to Shareholders on January 14, 2009.

The Purpose of the Special General Meeting

At the Special General Meeting, the Shareholders will vote in person or by proxy on the following changes to the Company’s bye-laws (the “Bye-Laws”) as set forth in the notice of the meeting: (1) the amendment of bye-law 3 so that the Chief Executive Officer need not serve as a Director of the Company; (2) the amendment of bye-law 19 so that remuneration and benefits of Directors will be determined by the Nominating & Governance Committee; (3) amendments of bye-laws 1, 18, 27, 38, 44, 45 and 81 to remove references to the XL Group to reflect that XL Capital Ltd is no longer a shareholder of the Company; (4) amendments to bye-laws 38, 44, 45 and 60 to transfer certain of the original rights of the XL Group under the Bye-Laws to CCRA Purpose Trust (the “SCA Shareholder Entity”); (5) the amendment of bye-law 36 to prohibit shareholders of the Company from adopting resolutions by written consent; (6) the amendment of bye-law 50 to allow the Company to hold its own shares, i.e., treasury shares; (7) amendments of bye-laws 3, 53 and 78 to eliminate the requirement that certain deeds and other instruments be executed under the company seal; (8) amendments of bye- laws 75 and 77 to specify certain documents to which the notice provisions apply, the methods and time periods for delivery and the proof of such delivery; (9) the amendment of bye-law 60 to impose a mandatory restriction on the transfer of the Company’s equity securities such that no person or group may become a “Five-Percent Shareholder” as therein defined and no existing “Five-Percent Shareholder” may increase its stock ownership; and (10) amendments of bye-laws 31 and 60 to remove references to the Company having to meet the requirements of the New York Stock Exchange in connection with the delisting of the Company by the New York Stock Exchange.

Shareholders Entitled to Vote at the Special General Meeting

Shareholders of record as of the close of business on December 15, 2008 will be entitled to vote at the Special General Meeting. As of December 15, 2008, there were 64,529,572 outstanding Shares entitled to vote at the Special General Meeting, with each Share entitling the holder of record thereof to one vote at the Special General Meeting (subject to certain limitations set forth in the Company’s Bye-Laws—See footnote 3 to the table under “Security Ownership of Certain Beneficial Owners and Management”).

Voting Procedures; Quorum

A Shareholder of record can vote their Shares at the Special General Meeting by attending the meeting and completing a ballot or by proxy in one of three ways: (1) by dating, signing and completing the proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States; (2) over the telephone by calling a toll-free number provided on the enclosed proxy card; or (3) electronically via the internet as described in the enclosed proxy card.

The approval of each of proposals (3), (4) and (10) enumerated above requires the affirmative vote of a super majority (66 2/3%) of the total combined voting power of all issued and outstanding Shares of the Company, whether or not such Shares are present at the Special General Meeting, provided there is a quorum (consisting of two or more Shareholders present in person or by proxy holding more than 50% of the issued and outstanding Shares entitled to vote at the Special General Meeting). The approval of each of the other proposals requires the affirmative vote of a majority of the votes cast on such proposal at the Special General Meeting, provided there is a quorum (as defined above). Shares owned by Shareholders electing to abstain from voting with respect to any proposal and “broker non-votes” will be counted towards the presence of a quorum but will not be considered votes cast with respect to the proposed amendments to the Bye-Laws to be voted upon at the Special General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposed changes to the Bye-Laws to be voted upon at the Special General Meeting. A “broker non-vote” occurs when a nominee, such as a broker, holding Shares in “street name” for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

A Shareholder of Shares held in “street name” that would like to instruct their broker how to vote their Shares should follow the directions provided by their broker. Please note that because matters such as the approvals of the proposed changes to the Bye-Laws are not regarded as routine by the New York Stock Exchange rules, a broker is not permitted to vote on the proposals presented in this proxy statement if it does not receive instructions from the Shareholder.

None of the Company’s officers, Directors or any of their associates has a substantial interest in the matters to be acted upon at the Special General Meeting other than as a Shareholder of the Company.

Revocation of Proxies

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by: (1) giving notice of such revocation in writing to the Secretary of the Company at Syncora Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda; (2) by attending and voting in person at the Special General Meeting; or (3) by executing a subsequent proxy, provided that any such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken. Attendance at the Special General Meeting by a Shareholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy. If a Shareholder holds their Shares in “street name” by a broker and has directed their broker to vote their Shares, they should instruct their broker to change their vote or obtain a proxy to vote their Shares if they wish to cast their vote in person at the Special General Meeting.

Proxy Solicitation

The Company will bear the cost of the solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $11,000 plus reasonable out-of-pocket expenses and disbursements. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 15, 2008 with respect to the ownership of Shares by:

•	each person or group that was, to the Company’s knowledge, the beneficial owner of more than 5% of the Company’s outstanding Shares;

•	each Director of the Company;

•	each named executive officer of the Company; and

•	all Directors and executive officers of the Company as a group.

The Shares are currently the only class of voting securities of the Company. As of December 15, 2008, there were 64,529,572 Shares outstanding. The amounts and percentages of Shares beneficially owned are reported on the basis of the Securities and Exchange Commission (“SEC”) regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated Shares. Unless otherwise indicated, the address for each individual listed below is c/o Syncora Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda.

Name of Beneficial Owner	Number of Shares	Exercisable Options(1)	Total	Percent of Class
SCA Shareholder Entity(2)(3)	30,069,049	—	30,069,049	46.60%
Legg Mason Capital Management, Inc.(3)(4)	6,484,502	—	6,484,502	10.05%
Franklin Mutual Advisers, LLC(3)(5)	4,261,500	—	4,261,500	6.60%
Directors and Executive Officers:
Susan Comparato	65,224	—	65,224	*
Michael P. Esposito, Jr	83,917	—	83,917	*
E. Grant Gibbons	33,917	25,000	58,917	*
Bruce G. Hannon	43,967	25,000	68,967	*
Duncan P. Hennes	11,650	—	11,650	*
Edward B. Hubbard	61,586	—	61,586	*
Claude LeBlanc	72,258	100,000	172,258	*
Robert M. Lichten	37,917	25,000	62,917	*
Edward J. Muhl	11,650	—	11,650	*
Thomas S. Norsworthy	11,650	—	11,650	*
Coleman D. Ross	37,917	25,000	62,917	*
Robert J. White	11,650	—	11,650	*
Directors and executive officers of the Company as a group including those named above (14 persons in total)	521,152	200,000	721,152	1.12%

*	Represents less than 1% of Shares beneficially owned.

(1)

For Claude LeBlanc, the amount reflected in this column represents options that have vested that were granted on December 19, 2007. For Directors, the amount reflected in this column represents the vesting of options granted on the initial public offering closing date.

(2)	A report on Schedule 13D, dated November 26, 2008, disclosed that Syncora Private Trust Company Limited, as Trustee of the SCA Shareholder Entity owns 30,069,049 Shares of the

Company and reported that it has shared voting and dispositive power with respect to such Shares, qualified by the statement that the filing of such Schedule 13D does not constitute, and should not be construed as an admission that either the Trustee or the Trust beneficially owns any securities covered by this Statement or is required to file this Statement. In the report, the Trustee and Trust disclaim beneficial ownership of the Shares, such Shares being held on behalf of certain parties to the Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008 (as amended, the “Master Transaction Agreement”), by and among the Company and certain of its subsidiaries, XL Capital Ltd and certain of its subsidiaries and certain counterparties to credit default swap agreements with certain affiliates of the Company. The Master Transaction Agreement is more fully described in the Current Report on Form 8-K filed by the Company on July 30, 2008 and the Current Report on Form 8-K filed on November 3, 2008. The SCA Shareholder Entity was established pursuant to a Declaration of Trust, dated as of November 18, 2008, between the Company and Syncora Private Trust Company Limited, a Bermuda company, as trustee, in accordance with the Master Transaction Agreement, as more fully described in the Current report on Form 8-K filed on November 21, 2008.

(3)	Each Share has one vote, except that pursuant to the Company’s Bye-Laws:

(I)

if and for so long as (and whenever) the votes of a Shareholder, including any votes conferred by Controlled Shares (as defined below), would otherwise represent more than 9.5% of the aggregate voting power of all Shares entitled to vote on a matter, including an election of Directors, the votes conferred by such Shares are reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by the Company’s Bye-Laws), the votes conferred by such Shares shall represent 9.5% of the aggregate voting power of all Shares of the Company entitled to vote on such matter; provided, however, that, except as provided in paragraph (II) below, no such reduction in votes shall occur with respect to (i) Shares held by any member of the XL Group (as defined below) or (ii) Shares transferred by the XL Group to any person that is not a member of the XL Group in a transaction not registered under the Securities Act of 1933, as amended (the “Securities Act”) (or exempt from registration pursuant to Rule 144 of the Securities Act or any successor provision thereof) and, upon the consummation of such transfer, any Shares previously held or subsequently acquired by such person (or an affiliate thereof), but, in each case, only for so long as such person (or an affiliate thereof) continues to hold such Shares (it being understood that this clause (ii) shall not apply to Shares transferred by such person (or an affiliate thereof) to any non-affiliate thereof). “Controlled Shares” in reference to any person, means all Shares directly, indirectly or constructively owned by (i) such person as determined pursuant to Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder and under Section 957 of the Code (or the relevant successor provisions thereof) or (ii) a “group” of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). “XL Group” means XL Capital Ltd and its consolidated subsidiaries;

(II)

if and for so long as the votes conferred by Shares held by the XL Group would otherwise represent more than 50.1% of the aggregate voting power of all Shares entitled to vote generally at an election of Directors, the votes conferred by such Shares are reduced by whatever amount is necessary such that, after giving effect to any such reduction, the votes conferred by such Shares shall represent no more than 50.1% of the aggregate voting power of all Shares entitled to vote generally at any election of Directors. If and so long as the votes conferred by Shares held by the XL Group would otherwise represent more than 47.5% of the aggregate voting power of all Shares entitled to vote on a matter (other than the election of Directors), the votes conferred by such Shares held by the XL Group, with respect to voting on such matters, shall represent no more than 47.5% of the aggregate voting power of all Shares entitled to vote on such matter. Either or both of such limitations shall cease to apply, or may be adjusted upwards, upon receipt by the Company of written confirmation from each nationally recognized rating agency then providing a financial strength rating for the Company and/or its subsidiaries that such financial strength rating is or will be determined without reference to the ratings of any member of the XL Group or that the then financial strength rating issued by it will not at the time of such confirmation be adversely affected by the elimination or adjustment of such limitation, and, in the case of any adjustment (as opposed to elimination), the applicable percentages set forth in the first sentence of this paragraph (II) shall automatically be adjusted to those percentages as so determined by the foregoing; provided, however, that, in the event that any such written confirmation shall later be rescinded, such limitation shall be reinstated at a percentage equal to the lesser of (i) such percentage as is required by the rescinding rating agency and (ii) the percentage set forth in the first sentence of this paragraph (II) originally applicable to such limitation;

(III)

After having applied the provisions described in paragraphs (I) and (II) above as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares of any person that they consider fair and reasonable under the circumstances to ensure that such votes represent 9.5%. Such adjustments intended to implement the 9.5% limitation described in paragraph (I) shall be subject to the proviso contained in paragraph (I).

(4)

A report on Schedule 13G, filed on January 12, 2009, disclosed that Legg Mason Capital Management, Inc., 100 Light Street, Baltimore, MD 21202, an investment adviser, beneficially owned 6,484,502 Shares of the Company and reported that it has shared voting and dispositive power with respect to such Shares. It reported that various accounts managed by Legg Mason Capital Management, Inc. have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of Shares. One account, Legg Mason Special Investment Trust, Inc., an investment company under the Investment Company Act of 1940 and managed by Legg Mason Capital Management, Inc., beneficially holds 4,202,041 of the Shares and has shared voting and dispositive power with respect to those Shares.

(5)

A report on Form 13F, filed on November 14, 2008, disclosed that Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403, exercises investment discretion with respect to 4,261,500 shares as of September 30, 2008. Previously, a report on Schedule 13G/A, dated February 4, 2008, disclosed that 4,268,000 Shares are beneficially owned by one or more investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., including Franklin Mutual Advisers, LLC. Franklin Mutual Advisers, LLC reported that it had (i) sole power to vote or direct the vote of 4,165,100 Shares and (ii) sole power to dispose or direct the disposition of 4,268,000 Shares. Their address is One Parker Plaza, 9th Floor, Fort Lee, NJ 07024.

MATTERS SCHEDULED TO BE VOTED ON AT THE
SPECIAL GENERAL MEETING TO BE HELD ON FEBRUARY 9, 2009

PROPOSALS TO APPROVE CHANGES TO THE COMPANY’S BYE-LAWS

At the Company’s Special General Meeting, Shareholders are being asked to approve several amendments to the Company’s Bye-Laws. Certain of the amendments included in the proposals were adopted and approved by the Board on October 21, 2008 and will be implemented subject to approval of the Shareholders and the remaining amendments included in the proposals will be brought before the Board prior to the Special General Meeting and, if adopted and approved by the Board, will be implemented subject to approval of the Shareholders.

The text of the proposed amendments to the Company’s Bye-Laws is included in Annex A to this proxy statement, and we have shown the changes with deletions indicated by a strike-through and additions indicated by a double underline.

I. PROPOSAL TO APPROVE AN AMENDMENT TO BYE-LAW 3

Bye-law 3 is being amended so that the Chief Executive Officer of the Company no longer has to serve as a Director. The purpose of this change is to incorporate the provisions of the Bermuda Companies Amendment Act 2006 (the “2006 Act”), which eliminated the requirement that a company appoint certain officers to its board of directors, allowing more flexibility as to which officers, if any, serve as directors.

II. PROPOSAL TO APPROVE AN AMENDMENT TO BYE-LAW 19

Bye-law 19 is being amended so that the remuneration and benefits of Directors of the Company will be determined by the Nominating & Governance Committee rather than the Compensation Committee. The purpose of this change is for the compensation of directors to be determined by the Nominating & Governance Committee so that all matters relating to directors are overseen by the same committee, while the Compensation Committee retains oversight with respect to matters relating to executive and employee compensation.

III. PROPOSAL TO APPROVE AMENDMENTS TO BYE-LAWS 1, 18, 27, 38, 44, 45 AND 81

Bye-laws 1, 18, 27, 38, 44, 45 and 81 are being amended to reflect that XL Capital Ltd is no longer a Shareholder of the Company by deleting the defined term “XL Group” and all references thereto. XL Capital Ltd ceased to be a Shareholder of the Company following the transfer of Shares held by XL Capital Ltd to the SCA Shareholder Entity pursuant to the terms of the Master Commutation Release and Restructuring Agreement, dated July 28, 2008, as amended (the “Master Transaction Agreement”), by and among the Company, several of its wholly-owned subsidiaries and affiliates, including Syncora Guarantee Inc. (“Syncora Guarantee”), XL Capital Ltd. and certain of its affiliates and certain financial institutions that are counterparties to credit default swap and financial guarantee contracts with Syncora Guarantee and that may, from time to time, be parties to the Master Transaction Agreement.

IV. PROPOSAL TO APPROVE AMENDMENTS TO BYE-LAWS 38, 44, 45 AND 60

Bye-laws 38, 44, 45 and 60 are being amended to provide certain of the original rights granted to the XL Group under the Bye-Laws to the SCA Shareholder Entity to reflect the equity ownership position of the SCA Shareholder Entity in the Company in connection with the Master Transaction Agreement and the Deed of Trust, dated as of November 18, 2008, by Syncora Private Trust Company Limited. In particular, (i) the proposed amendment to bye-law 38 provides that the voting percentage for certain items, such as the alienation of substantially all the assets of the Company, will require a 66 2/3% majority while the SCA Shareholder Entity holds more than 35% of the Company, (ii) the proposed amendment to bye-law 44 provides an exception to the 9.5% limit to Shareholder aggregate voting power, so that this threshold does not apply to the SCA

Shareholder Entity; (iii) the proposed amendment to bye-law 45 provides that the power granted to the Board to adjust voting rights, so as to avoid adverse tax, legal or other consequences to the Company, will not apply to the SCA Shareholder Entity and (iv) the proposed amendment to bye-law 60 allows the Board to restrict the transfer of Shares in circumstances where such a transfer would result in material adverse tax, legal or other consequences, including where following such a transfer any person, except the SCA Shareholder Entity, would hold more than 9.5% of value or voting rights of the Company.

V. PROPOSAL TO APPROVE AN AMENDMENT TO BYE-LAW 36

Bye-law 36 is being amended to prohibit Shareholders from adopting any resolution by written consent. The purpose of this change is to prohibit Shareholders from adopting resolutions by written consent with only a majority of the votes, as currently provided for in the 2006 Act. Prior to the 2006 Act, shareholder resolutions by written consent were required to be unanimous. Given that the SCA Shareholder Entity holds 46% of the Company, the Board believes that it is in the best interests of the Company and the Shareholders that any action taken by Shareholders be effected at a duly called meeting to ensure shareholder participation. This may make it procedurally more difficult for Shareholders to take action.

VI. PROPOSAL TO APPROVE AN AMENDMENT TO BYE-LAW 50

Bye-law 50 is being amended to allow the Company to hold its own shares, i.e., treasury shares. This change incorporates the provisions of the 2006 Act, which introduced the concept of “treasury shares” under Bermuda Law. In order to hold treasury shares, the Bye-Laws must explicitly permit the Company to acquire and hold shares as treasury shares. The purpose of this change is to provide the Company with the option of holding treasury shares, thereby increasing the Company’s flexibility in managing its outstanding securities.

VII. PROPOSAL TO APPROVE AMENDMENTS TO BYE-LAWS 3, 53 AND 78

Bye-laws 3, 53 and 78 are being amended to eliminate the requirement that certain deeds and other instruments be executed under the company seal in order to conform with modern practice. Historically, a company was required by statute to affix its seal to various instruments or documents, most commonly, deeds. The use of the company seal for executing such documents has become an anachronistic practice in modern day commerce. The purpose of this change is to incorporate the provisions of the 2006 Act, which allows companies to execute deeds and other instruments (such as share certificates or debentures), which previously were required to be executed under the company seal, by the signature of an authorized person.

VIII. PROPOSAL TO APPROVE AMENDMENTS TO BYE-LAWS 75 AND 77

Bye-laws 75 and 77 are being amended to provide clarification on how notices may be sent, including to Shareholders, Directors and resident representatives, and to provide for more expedient methods of notice and delivery. The proposed amendment to bye-law 75 specifies certain documents to which the notice provisions apply, including share certificates and any instrument of proxy, and records how notices and other documents are to be posted, couriered, emailed or sent by facsimile or published on a website with notification of such publication being made. The proposed amendment to bye- law 77 specifies the time periods by which a notice or other document is deemed to have been served or delivered to Shareholders and how the Company shall prove that the notice or other document was properly sent and/or published. In addition, each Shareholder is deemed to have agreed that any notice or other document may be provided by the Company by publication on a website, rather than being provided by any other means. This change incorporates the provisions of the 2006 Act, which now makes it possible for a company to deliver documents via electronic transmission (including email and website postings).

IX. PROPOSAL TO APPROVE AN AMENDMENT TO BYE-LAW 60

Bye-law 60 is being amended to create a mandatory restriction on share transfers in order to prevent non-de minimis adverse tax, regulatory, or legal consequences to the Company, its subsidiaries, its direct or indirect shareholders or its affiliates. Bye-law 60 currently grants the Board the discretionary right to refuse approval or registration of any transfer of shares where it appears that such transfer would result in a non-de minimis adverse tax, regulatory, or legal consequences to the Company, its subsidiaries, its direct or indirect shareholders or its affiliates. In particular, the Board can under bye-law 60 consider the non-de minimis adverse consequence that arises as a result of a relevant shareholder then owning more than 9.5% of the value, or voting shares, of the Company.

In contrast, the restriction on share transfer contained in the proposed bye-law 60(2) is mandatory. It provides that any attempted transfer of common or preference shares (or warrants, rights, options or interests that are similar to options) whether by agreement or otherwise, before, in the Board’s discretion, either the 15th anniversary of the date of bye-law 60(2) being promulgated or the repeal of Section 382 of the Internal Revenue Code of 1986, as amended the (“Code”), is prohibited and void ab initio to the extent that (a) such transfer results in a person or group becoming a “Five-Percent Shareholder” as defined by Treasury Regulation Section 1.382 -2T(g)(l), or (b) the stock ownership of any person or persons who are already “Five-Percent Shareholders” is increased and provided that this restriction does not affect open market transfers on any applicable stock exchange or OTC market which might otherwise be prohibited by this bye-law.

The restriction in the proposed bye-law 60(2) can be overcome if either the transferor or transferee obtains the approval of the Board when the transfer is being contemplated. The Board is entitled, as a condition of granting its approval, to obtain counsel’s opinion that the proposed transfer will not attract the application of the limitations on the use of tax benefits set forth in Section 382 of the Code. The purpose of this amendment is to restrict transfers of shares to avoid an “ownership change” under Section 382 of the Code, which could have the effect of severely limiting the Company’s ability to utilize certain net operating losses and other tax attributes in the post-ownership change period. The implementation of this amendment may hinder the ability of certain shareholders to transfer their shares.

X. PROPOSAL TO APPROVE AMENDMENTS TO BYE-LAWS 31 AND 60

Bye-laws 31 and 60 are being amended to remove references to the Company having to meet the requirements of the New York Stock Exchange in connection with the delisting of the Company by the New York Stock Exchange. The basis for delisting was non-compliance with two of the New York Stock Exchange’s continued listing standards: (i) the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $75 million and, at the same time, total stockholders’ equity was less than $75 million, and (ii) the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview of Our Business—Recent Regulatory Developments” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 17, 2008. In addition, in December 2008 the New York Stock Exchange notified the Company of its decision to suspend trading and delist the Company, as announced in a press release issued by the Company on December 12, 2008. The proposed amendment provides that the Company is subject to any applicable requirements of any applicable stock exchange or quoted on any applicable over-the-counter market.

Your Board of Directors recommends a vote FOR approval of
each of the proposed amendments of the Company’s Bye-Laws.

OTHER MATTERS

While management knows of no other matters to be brought before the Special General Meeting, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters. If any matter not proper for action at the meeting should be presented, the persons named in the proxy card will vote against consideration of the matter or the proposed action.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the proxy statement for the 2009 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company’s Secretary at Syncora Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda. Such proposals must have been received by December 1, 2008.

In addition, a Shareholder may present a proposal at the 2009 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the proxy statement for the 2009 Annual General Meeting and must be received by the Company’s Secretary at Syncora Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda by January 20, 2009. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Pursuant to the Company’s Bye-Laws, any Shareholder entitled to attend and vote at any Annual General Meeting may nominate persons for election as Directors if written notice of such Shareholder’s intent to nominate such persons is received by the Company’s Secretary at Syncora Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda not later than 120 days prior to the anniversary date of the immediately preceding Annual General Meeting. Such notice must include the following information about the proposed nominee: (a) name and address of such person to be nominated, (b) a description of all arrangements or understandings between the Shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Shareholder, (c) such other information regarding such nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Exchange Act, and (d) the consent of each nominee to serve as a Director of the Company, if elected. Such notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books, a representation that such Shareholder is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination and the class and number of Shares of the Company beneficially owned by such Shareholder. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

As ordered,

/s/ Susan Comparato
Susan Comparato
Acting Chief Executive Officer and President

Annex A

Set forth below are Bye-Laws 3, 18, 19, 26, 27, 31, 36, 38, 44, 45, 46, 50, 53, 60, 75, 77, 78, and 80 of the Company’s Bye-Laws marked to show the changes proposed. Deleted text is shown by a ~~strike-through~~ and inserted text is shown by a double underline.

3. Powers of the Board

(1) In exercising such power and authority, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in a general meeting subject, nevertheless, to these Bye-laws and the provisions of any statute.

(2) No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board that would have been valid if such regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

(4) The Board may from time to time appoint one or more ~~Directors to the office of Chief Executive Officer of the Company.~~ Officers of the Company, who may or may not be a Director.

(5) The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. ~~Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.~~

~~18. Corporate Opportunities and Conflicts of Interest~~

~~(1) In recognition and anticipation (i) that the Company will not be a wholly-owned subsidiary of XL Capital Ltd and that the XL Group will be a significant Shareholder of the Company, (ii) that directors, officers and/or employees of the XL Group may serve as Directors, Officers and/or employees of the Company, (iii) that the XL Group and the Company may engage in the same, similar or related lines of business as those in which the other, directly or indirectly, may engage and/or other business activities that may overlap with or compete with those in which the other, directly or indirectly, may engage, (iv) that the XL Group may have an interest in the same areas of corporate opportunity as the Company and/or its subsidiaries and (v) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of the XL Group, and the duties of any Directors, Officers or employees of the Company who are also directors, officers or employees of the XL Groups and VICE VERSA, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company and its subsidiaries, on the one hand, and the XL Group, on the other hand, the provisions of this BYE-LAW 18 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Company in relation to the XL Group and the conduct of certain affairs of the Company as they may involve the XL Group and its officers, directors and employees, and the power, rights, duties and liabilities of the Company and its Officers, Directors, employees and Shareholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Company, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Bye-law 18.~~

~~(2) The Company may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with the XL Group pursuant to which the Company or any of its subsidiaries, on the one hand, and the XL Group, on the other hand, agree to engage in transactions~~

~~of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both the XL Group and the Company or any of its subsidiaries) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (4) of this Bye-law 18, no such agreement, or the performance thereof by the Company or any of its subsidiaries, or the XL Group, shall, to the fullest extent permitted by law, be considered contrary to (i) any fiduciary duty that the XL Group may owe to the Company or any of its subsidiaries or to any Shareholder or other owner of an equity interest in the Company or any of its subsidiaries by reason of the XL Group being a controlling or significant Shareholder of the Company or of any of its subsidiaries or participating in the control of the Company or of any of its subsidiaries or (ii) any fiduciary duty of any Director, Officer or employee of the Company or any of its subsidiaries who is also a director, officer or employee of the XL Group to the Company or such subsidiary, or to any Shareholder thereof or other owner of an equity interest in the Company or any of its subsidiaries. Subject to paragraph (4) of this Bye-law 18, to the fullest extent permitted by law, the XL Group, as a Shareholder of the Company or any of its subsidiaries, or as a participant in control of the Company or any of its subsidiaries, shall not have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no Director, Officer or employee of the Company who is also a director, officer or employee of the XL Group shall have or be under any fiduciary duty to the Company or any of its subsidiaries or to any Shareholder thereof or other owner of an equity interest in the Company or any of its subsidiaries, to refrain from acting on behalf of the Company or any of its subsidiaries or of the XL Group in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.~~

~~(3) Except as otherwise agreed in writing between the Company and the XL Group, neither the Company nor the XL Group shall, to the fullest extent permitted by law, have any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or the XL Group, as the case may be, or (ii) doing business with any client, customer or vendor of the Company or the XL Group, as the case may be, and (except as provided in paragraph (4) of this Bye-law 18) neither the XL Group nor any officer, director~~ 182 ~~or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Company solely by reason of the XL Group’s engaging in any such activity.~~

~~(4) (a) In the event that a Director, Officer or employee of the Company who is also a director, officer or employee of the XL Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the XL Group, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, if such director, officer or employee acts in a manner consistent with the following policy:~~

~~(i) a corporate opportunity made available to any person who is a Director but not an Officer or employee of the Company and who is also a director, officer or employee of the XL Group shall belong to the Company only if such opportunity is expressly made available to such person solely in his or her capacity as a Director of the Company; and~~

~~(ii) a corporate opportunity made available to any person who is an officer and/or employee of both the Company and the XL Group shall belong to the Company unless such opportunity is expressly made available to such person solely in his or her capacity as an officer or employee of the XL Group.~~

~~(b) If an Officer, Director or employee of the Company, who also is an officer, director or employee of the XL Group, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the XL Group in any manner not addressed by paragraph (4)(a) of this Bye-law 18, such officer, director or employee shall have no duty to communicate or present such corporate opportunity to the Company and shall to the fullest extent permitted by law not be liable to the Company or its Shareholders for breach of fiduciary duty as an Officer, Director or employee of the Company by reason of the fact that the XL Group pursues~~

~~or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Company.~~

~~(5) For purposes of this Bye-law 18, (a) a “subsidiary” of the Company shall include any Person controlled by the Company, (b) the term “XL Group” shall include any Person controlled by XL Capital Ltd (other than the Company and its subsidiaries) and (c) “corporate opportunities” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company, but for the provisions of paragraphs (3) and (4) of this Bye-law 18, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the XL Group or its officers, directors or employees will be brought into conflict with that of the Company. For the avoidance of doubt, if a director, officer or employee of the XL Group first acquires knowledge of a corporate opportunity principally in such director’s, officer’s or employee’s capacity as a Director, Officer or employee of the Company, such corporate opportunity shall belong solely to the Company and not to the XL Group unless the Company has determined not to pursue such corporate opportunity, in which case, the XL Group and its directors, officers and employees shall to the fullest extent permitted by law not be liable to the Company or its Shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the XL Group acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Company.~~

~~(6) This Bye-law 18 shall be given effect to the full extent permitted by applicable law.~~

18. Intentionally Left Blank

19. Remuneration of Directors

The remuneration and benefits (if any) of the Directors shall be determined by the ~~Compensation~~ Nominating and Governance Committee. The Directors may also be paid or reimbursed for all travel, hotel and other expenses properly and reasonably incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general or special meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

26. Indemnification and Exculpation of Directors of the Company and Others

(1) The Company shall, in the case of Directors, Officers and employees, and may (in the discretion of the Board) in the case of agents, indemnify, in accordance with and to the full extent now or (if greater) hereafter permitted by Bermuda law, each such Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of such person’s acting in such capacity or acting in any other capacity for, or on behalf of, the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between or among the Company and one or more of its Affiliates or the pursuit of corporate opportunities), against any liability or expense actually and reasonably incurred by such Person in respect thereof. For the avoidance of doubt, the indemnity provided in this Bye-law 26 shall extend, without limitation, to any matter in which an indemnified party may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but shall not extend to any matter as to which such indemnified party admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty, of any fraud or dishonesty in relation to the Company. The Company shall, in the case of Directors, Officers and employees, and may, in the case of agents, advance the expenses of defending any such act, suit or proceeding; provided that such advancement shall be subject to reimbursement by such Director, Officer, employee or agent to the extent such person shall be found not to be entitled to such advancement of expenses under Bermuda law.

(2) The Board may authorize the Company to purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-law 26.

(3) Directors, Officers and employees of the Company shall have no personal liability to the Company or its Shareholders for any action or failure to act to the fullest extent for which they are indemnified hereunder.

(4) The indemnification, expense reimbursement, exculpation and other provisions provided by this Bye-law 26 shall not be deemed exclusive of any other rights to which the persons identified in this Bye-law 26 may be entitled under any bye-law, agreement, vote of Shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(5) For the purpose of this Bye-Law 26 an Officer would include internal counsel of the Company.

27. Waiver of Certain Claims

(1) Each present and future Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Officer or employee on account of any action taken by such Director, Officer or employee, or the failure of such Director, Officer or employee to take any action, in the performance of his duties with or for the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between the Company and one or more of its Affiliates, the pursuit of corporate opportunities or the reporting to Shareholders of related person insurance income), in each case to the full extent that such Director, Officer or employee may be indemnified under Bye-law 26.

(2) The provisions of this Bye-law 27 shall apply to, and for the benefit of, any Person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Officer or employee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any Person who is no longer, but at one time was, a Director, Officer or employee.

~~(3) This Bye-law is not intended to limit the scope of Bye-law 18.~~

31. Short Notice

Subject to any applicable requirements of ~~the New York Stock Exchange (or any other~~ any applicable stock exchange ~~)~~ or any applicable OTC market, a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all of the Shareholders entitled to attend and vote thereat, in the case of an annual general meeting of Shareholders or (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

36. Written Resolutions

~~(1) Subject to paragraph (6) of this Bye-law 36, anything that may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by~~

~~resolution in writing signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.~~

~~(2) A resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all of the Shareholders, or any class thereof, in as many counterparts as may be necessary.~~

~~(3) A resolution in writing made in accordance with this Bye-law 36 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders and such resolution passed shall constitute the holding of a meeting so required under the Act.~~

~~(4) A resolution in writing made in accordance with this Bye-law 36 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly~~

~~(5) A resolution in writing made in accordance with this Bye-law 36 shall constitute minutes for the purposes of the Act.~~

~~(6) This Bye-law 36 shall not apply to a resolution passed to remove an Auditor from office before the expiration of such Auditor’s term of office.~~

Notwithstanding section 77A of the Act anything which may be done by resolution of the Shareholders in a general meeting shall not be done by resolution in writing.

38. Voting at Meetings

Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and, in the case of an equality of votes, the resolution shall fail, provided, that, until the ~~XL Group~~ SCA Shareholder Entity’s ownership of the then - outstanding common shares of the Company is first equal to or less than 35%, (i) the acquisition, sale, lease or transfer of all or substantially all of the assets of the Company, (ii) the discontinuance or redomestication of the Company out of Bermuda to another jurisdiction, (iii) mergers or amalgamations and (iv) the liquidation, dissolution or winding-up of the Company shall, in each case, be approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes cast in accordance with the provisions of these Bye-laws; provided further, that, at any election of Directors, nominees shall be elected by a plurality of the votes cast.

44. Adjustment Of Voting Power

(1) If and for so long as (and whenever) the shares of a Shareholder, including any votes conferred by Controlled Shares, would otherwise represent more than 9.5% of the aggregate voting power of all shares entitled to vote on a matter, including an election of Directors, the votes conferred by such shares are hereby reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by these Bye-laws), the votes conferred by such shares shall represent 9.5% of the aggregate voting power of all shares of the Company entitled to vote on such matter; provided, however, that, except as provided in paragraph (2) of this Bye-law 44, no such reduction in votes shall occur with respect to ~~(i) shares held by any member of the XL Group or (ii) shares transferred by the XL Group to any Person that is not a member of the XL Group in a transaction not registere d under the Securities Act (or exempt from such registration pursuant to Rule 144 of the Securities Act or any successor provision thereof) and, upon the consummation of such transfer, any shares previously held or subsequently acquired by such Person (or an Affiliate thereof), but, in each case, only for so long as such Person (or an Affiliate thereof) continues to hold such shares~~ the shares held by the SCA Shareholder Entity (it being understood that this ~~clause (ii)~~ proviso shall not apply to shares transferred by ~~such Person (or an Affiliate thereof) to any non-Affiliate thereof); provided, in the case of this clause (ii), that the Board receive prompt (and, in any event, within 15 Business Days of the completion of such transfer) notice from the XL Group and such Person of such transfer and the applicability of~~

~~this clause (ii) to such Person’s shares; provided, further, that the XL Group shall not be entitled to provide such notice in respect of more than three such transferees.~~

~~(2) If and for so long as the votes conferred by shares held by the XL Group would otherwise represent more than 50.1% of the aggregate voting power of all shares entitled to vote generally at an election of Directors, the votes conferred by such shares are hereby reduced by whatever amount is necessary such that, after giving effect to any such reduction, the votes conferred by such shares shall represent no more than 50.1% of the aggregate voting power of all shares of the Company entitled to vote generally at any election of Directors. If and so long as the votes conferred by shares held by the XL Group would otherwise represent more than 47.5% of the aggregate voting power of all shares entitled to vote on a matter (other than the election of Directors), the votes conferred by such shares held by the XL Group, with respect to voting on such matters, shall represent no more than 47.5% of the aggregate voting power of all shares of the Company entitled to vote on such matter. Either or both of such limitations shall cease to apply, or may be adjusted upwards, upon receipt by the Company of written confirmation from each nationally recognized rating agency then providing a financial strength rating for the Company and/or its subsidiaries that such financial strength rating is or will be determined without reference to the ratings of any member of the XL Group or that the then financial strength rating issued by it will not at the time of such confirmation be adversely affected by the elimination or adjustment of such limitation, and, in the case of any adjustment (as opposed to elimination), the applicable percentages set forth in the first sentence of this paragraph (2) shall automatically be adjusted to those percentages as so determined by the foregoing; provided, however, that, in the event that any such written confirmation shall later be rescinded, such limitation shall be reinstated at a percentage equal to the lesser of (i) such percentage as is required by the rescinding rating agency and (ii) the percentage set forth in the first sentence of this paragraph (2) originally applicable to such limitation~~ the SCA Shareholder Entity).

(2) ~~(3)~~ Upon notice by a Shareholder to the Board, the number of votes conferred by the total number of shares held directly by such Shareholder shall be reduced to that percentage of the total voting power of the Company, as so designated by such Shareholder (subject to acceptance of such reduction by the Board in its sole discretion), such that (and to the extent that) such Shareholder or the Company may meet any applicable insurance or other regulatory or rating agency requirements or voting threshold or limitation or to evidence that such Person’s voting power is no greater than such threshold.

(3) ~~(4)~~ Notwithstanding the foregoing provisions of this Bye-law 44, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares of any Person that they consider fair and reasonable under the circumstances to ensure that such votes represent 9.5% (or the percentage designated by a Shareholder pursuant to paragraph ( ~~3~~ 2) of this Bye-law 44). ~~Such adjustments intended to implement the 9.5% limitation set forth in paragraph (1) of this Bye-law 44 shall be subject to the proviso contained in such paragraph (1), but adjustments intended to implement the limitation set forth in a notice pursuant to paragraph (3) of this Bye-law 44 shall not be subject to the proviso contained in paragraph (1).~~

(4) ~~(5)~~ The Board may take all other appropriate steps, and require such other documentation, subject to reasonable confidentiality provisions, to effectuate the foregoing.

45. Other Adjustments of Voting Power

In addition to the principles described in Bye-law 44, the Board may make further adjustments to voting rights and may determine that shares held by a Shareholder shall carry different voting rights, in any such case, only to the extent that it determines appropriate to avoid adverse tax, legal, rating agency or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates; provided, however, that this Bye-law 45 shall not apply to the ~~XL Group or any other Person who has the benefit of clause (ii) to paragraph (1) of Bye-law 44.~~ SCA Shareholder Entity. For the avoidance of doubt, in applying the provisions of Bye-laws 44-47 (inclusive), a share may carry a fraction of a vote.

46. Board Determination Binding

Any determination by the Board as to any reduction in voting power of any shares made pursuant to paragraph (1) or ~~(4)~~ (3) of Bye-law 44 or Bye-law 45 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

50. Variation Of Rights, Alteration of Share Capital and Purchase of Shares of the Company

(1) Subject to the provisions of the Act, any preference or preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as, before the issue or conversion, may be determined by the Board.

(2) If at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of such class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having less rights. Further, the rights attaching to the common shares shall be deemed not to be varied by the creation or issue of any share ranking in priority for payment of a dividend or with any other rights more favorable than those conferred by the common shares.

(3) The Company may from time to time by resolution of the Shareholders or pursuant to Bye-law 49 (as applicable) change the currency denomination of, increase, alter, divide, consolidate, subdivide, diminish or reduce its share capital in accordance with the provisions of the Act. Where, on any change or reduction of share capital as aforesaid, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Shareholders.

(4) The Company may from time to time purchase (or repurchase) its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all of the powers of the Company to purchase (or repurchase) all or any part of its own shares in accordance with the Act.

(5) The Board may, at its sole discretion, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its absolute discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Act. The Company shall be entered in the Register of Shareholders as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder but subject always to the provisions of the Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Act.

(6) Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

~~(5)~~ (7) Notwithstanding the foregoing, the Company shall not vary the rights attaching to any class or series of shares, change or reduce its share capital or purchase (or repurchase) its own shares if the Board, after taking into account, among other things, any reduction in voting power required by Bye- laws 44-47 (inclusive), determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates would result from such action.

53. Share Certificates

(1) Every Shareholder shall be entitled to a certificate issued under the seal of the Company (or a facsimile thereof) or signed by a Director, the Secretary or any person authorised by the Board for that purpose, specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. ~~Notwithstanding Bye-law 79, the Board may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.~~

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

60. Restrictions on Transfer

(1) (a) The Board may decline to approve or register any transfer of shares if it appears to the Board, after taking into account, among other things, any reduction in voting power required pursuant to the provisions of Bye-laws 44-47 (inclusive), that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such Person (other than the ~~XL Group or any other Person who has the benefit of clause (ii) to paragraph (1) of Bye law 44~~ SCA Shareholder Entity) owning Controlled Shares of more than 9.5% of the value of the Company or the voting shares of the Company). The Board shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

~~(2)~~ (b) Unless otherwise required by any applicable requirements of ~~the New York Stock Exchange (or~~ any ~~other~~ applicable stock exchange or applicable OTC market, the Board (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the ~~U.S.~~ Securities Act ~~of 1933, as amended~~, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

~~(3)~~ (c) If the Board refuses to register a transfer of any share, the Secretary shall send, or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, to the transferor and transferee notice of the refusal.

~~(4)~~ (d) The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

~~(5)~~ (e) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

(~~6~~f) The restrictions on transfer of shares contained in this Bye-law 60 (1) shall not apply to any transfer (being in compliance with applicable consent, authorization or permission of Bermuda Monetary Authority) in connection with (a) any public offering of the Company’s shares (whether a primary or secondary offering) or (b) any transaction approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions of the Shareholders adopting these Bye-laws).

(2) (a) As used in this Bye-law 60(2) only, the term:

(i) “Company Securities” means (I) common shares of the Company, (II) Preference shares of the Company, (III) warrants, rights, options or interests that are similar to options (within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase common shares or preference shares of the Company, and (IV) any other interests that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(ii) “Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h), (j) and (k).

(iii) “Five-Percent Shareholder” means a Person or group of Persons that is identified as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g)(l).

(iv) “Person” means an individual, estate, trust, association, company, partnership, joint venture or similar organization.

(v) “Prohibited Transfer” means any purported Transfer of Company Securities to the extent that such Transfer is prohibited and void under this Bye-law 60(2).

(vi) “Restriction Release Date” means, as determined by the Board in its sole discretion, the earlier to occur of (x) the fifteen-year anniversary of the effective date of this Bye-law 60(2) (the “Expiration Time”), (y) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) (and any comparable successor provision) (“Section 382”), or (z) the beginning of a taxable year of the Company (or any successor thereof) to which no Tax Benefits may be carried forward; provided, that, the Board may in its sole discretion resolve from time to time to extend the Expiration Time for up to an additional five years.

(vii) “Tax Benefits” means the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Company or any direct or indirect subsidiary thereof.

(viii) “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition of Company Securities. A Transfer also shall include the creation or grant of an option or of an interest that is similar to an option (within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to effect a Transfer. A Transfer shall not include an issuance, allotment or grant of Company Securities by the Company or any repurchase of Company Securities by the Company.

(ix) “Treasury Regulation Section 1.382-2T” means the temporary income tax regulations promulgated under Section 382 and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions. In addition to any restrictions on transfer contained in Bye-law 60(1), any attempted Transfer of Company Securities prior to the Restriction Release Date, or any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Restriction Release Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder shall be increased, provided, however, that nothing herein contained shall preclude the settlement of any transaction in the Company Securities entered into through the facilities of any applicable stock exchange on which the Company Securities may be listed (if any) or any applicable OTC market on which the Company Securities may be quoted (if any).

(c) Certain Exceptions. The restrictions set forth in Bye-law 60(2)(b) shall not apply to any attempted Transfer if the transferor or the transferee obtains the approval of the Board. As a condition to granting its approval, the Board may, in its discretion, require an opinion of counsel selected by the Board that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits. The restrictions set forth in Bye-law 60(2)(b) shall not apply to any attempted Transfer which occurs after the Board shall have suspended the effectiveness of the restrictions set forth in Bye-law 60(2)(b) by public announcement and prior to the time that the restrictions set forth in Bye-law 60(2)(b) are restored to full force and effect by the Board.

(d) Treatment of Excess Securities

(i) No employee, officer or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a Member of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of a Shareholder, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities.

(ii) If the Board determines that a Transfer of Company Securities constitutes a Prohibited Transfer then, upon written demand by the Company, the Purported Transferee shall transfer or cause to be transferred the Excess Securities, accompanied by the certificate for the Excess Securities (if any has been issued), together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (over any applicable stock exchange or applicable OTC market if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or would otherwise adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Bye-law 60(2)(d)(iii) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iii) The Agent shall apply any proceeds of sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows; (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the closing market price for Company Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the sole discretion of the Board; and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) selected by the Board. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Bye-law 60(2) inure to the benefit of the Company.

(iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Company makes a demand pursuant to Bye-law 60(2)(d)(ii), then the Company shall institute legal proceedings to compel the surrender of such Excess Securities.

(v) The Company shall make the demand described in Bye-law 60(2)(d)(ii) within thirty days of the date on which the Board determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Company makes such demand at a later date, the provisions of this Bye-law 60(2) shall apply nonetheless.

(e) Legends, Determinations

(i) All certificates representing Company Securities issued after the ef fectiveness of this Bye-law 60(2) shall bear a conspicuous legend as follows:

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO BYE-LAW 60(2) OF SYNCORA HOLDINGS LTD. PREPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

(ii) The Board shall have the power to determine all matters necessary to determine compliance with this Bye-law 60(2), including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Company of any Five-Percent Shareholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of sub-paragraph (D)(iii) of this Bye-law 60(2), and (6) any other matters which the Board determines to be relevant; and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this Bye-law 60(2).

75. Notices to Shareholders of the Company

(1) Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, and any instrument of proxy) may be sent to, served on or delivered to any Shareholder by the Company

(a)	personally;
(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;
(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;
(d)

by, where applicable, sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)

by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 75(1)(a), 75(1)(b), 45(1)(c) or 75(1)(d) of this Bye-Law, in accordance with the Companies Acts.

(2) Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

~~A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder’s address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this BYE-LAW 75, a notice may~~

~~be sent by mail, courier service, facsimile, email or other mode of representing words in a legible form.~~

(3) Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

77. Service and Delivery of Notice

(1) Any notice or other document shall be deemed to have been served ~~at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and,~~312 on or delivered to any Shareholder by the Company

(a)	if sent by personal delivery, at the time of delivery;
(b)	if sent by post, forty-eight (48) hours after it was put in the post;
(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;
(d)	if sent by email or other mode of representing or reproducing words in a legible and non- transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or
(e)	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and ~~prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by facsimile, email, or such other method, as the case may be~~ stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

78. The Seal

~~The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.~~ (1) The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

~~79. Manner in Which Seal is to be Affixed~~

(2) Any document required to be under seal or executed as a deed on behalf of the Company may be:

(a)	executed under the Seal in accordance with these Bye-Laws; or
(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

(3) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	Director; or
(b)	the Secretary; or
(c)	any one person authorised by the Board for that purpose.

(4) ~~Subject to Bye-law 53, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any Person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.~~ Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

~~81.~~ 80. Alteration of Bye-Laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders; provided that (i) the approval of such resolution of the Shareholders with respect to any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, Bye-laws 8, 10, 11, 12, 14, ~~18,~~ 26, 27, 29, 31, 38, 44, 45, ~~46 or~~ 46, 47, 60 or this Bye-law ~~81~~80 or any material defined term used in any such Bye-law shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total combined voting power of all issued and outstanding shares of the Company, and (ii) any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, Bye-law 27 or any material defined term used in such Bye-law 27 shall not affect the waiver of any claim or right of action with respect to past acts or omissions ~~and (iii) any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, Bye-law 18 or any material defined term used in such Bye-law 18 shall require the prior written consent of XL Capital Ltd.~~

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

SYNCORA HOLDINGS LTD. SPECIAL GENERAL MEETING OF HOLDERS OF COMMON SHARES TO BE HELD ON FEBRUARY 9, 2009

P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TThe undersigned holder of Common Shares of Syncora Holdings Ltd. hereby appoints Susan Comparato to be its proxy and to vote for the undersigned on all matters arising at the Special General Meeting of holders of Common Shares of Syncora Holdings Ltd. or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on February 9, 2009 in New York, New York.

The Common Shares represented hereby will be voted with the instructions contains herein. If no instruction is given, the Common Shares will be voted “FOR” Items 1 through 10 on the reverse hereof, all said items being fully described in the notice of such meeting, dated as of January 14, 2009, and the accompanying proxy statement, receipt of which are hereby acknowledged. The undersigned ratifies and confirms all that said proxies or their substitutes may lawfully do by virtue hereof.

PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

SYNCORA HOLDINGS LTD OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0837, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on February 6, 2009.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on February 6, 2009.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 10.

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to bye-law 3 of the Bye-Laws so that the Chief Executive Officer need not serve as a Director of the Company;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve amendments to bye-laws 1, 18, 27, 38, 44, 45 and 81 of the Bye-Laws to remove references to the XL Group to reflect that XL Capital Ltd is no longer a shareholder of the Company;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	To approve an amendment to bye-law 36 of the Bye- Laws to prohibit shareholders of the Company from adopting resolutions by written consent;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
7.	To approve amendments to bye-laws 3, 53 and 78 of the Bye-Laws to eliminate the requirement that certain deeds and other instruments be executed under the company seal;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
9.	To approve an amendment to bye-law 60 of the Bye- Laws to impose a mandatory restriction on the transfer of the Company’s equity securities such that no person or group may become a “Five-Percent Shareholder” as therein defined and no existing “Five-Percent Shareholder” may increase its stock ownership;	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to bye-law 19 of the Bye- Laws so that remuneration and benefits of Directors will be determined by the Nominating & Governance Committee;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To approve amendments to bye-laws 38, 44, 45 and 60 of the Bye-Laws to transfer certain of the original rights of the XL Group under the Bye-Laws to the SCA Shareholder Entity;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
6.	To approve an amendment to bye-law 50 of the Bye- Laws to allow the Company to hold its own shares, i.e., treasury shares;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
8.	To approve amendments to bye-laws 75 and 77 of the Bye-Laws to specify certain documents to which the notice provisions apply, the methods and time periods for delivery and the proof of such delivery;	☐	☐	☐
		FOR	AGAINST	ABSTAIN
10.	To approve amendments to bye-laws 31 and 60 to remove references to the Company having to meet the requirements of the New York Stock Exchange in connection with the delisting of the Company by the New York Stock Exchange;	☐	☐	☐

11.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Dated	, 2009

Signature(s)

Signature(s)

Important: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

                          00YWCF      001GS40239